Exhibit 99.1

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018 and 2017

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018 and 2017

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Etransmedia Technology, Inc. and Its Wholly Owned Subsidiaries

We have audited the accompanying consolidated financial statements of Etransmedia Technology, Inc. and its Wholly Owned Subsidiaries (collectively referred to as the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 12 to the consolidated financial statements, on April 3, 2019, the Company entered into an asset purchase agreement with MTBC-Med, Inc. and substantially all the assets of the Company were purchased for $1.6 million and certain liabilities were assumed effective as of April 1, 2019. Our opinion is not modified with respect to that matter.

/s/ Wojeski & Company CPAs, P.C.

East Greenbush, New York

May 31, 2019

1

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$864,993	$3,828,564
Accounts receivable - net of allowance for doubtful accounts of $526,852 and $760,668 at December 31, 2018 and December 31, 2017, respectively	1,909,553	2,313,912
Contract asset	136,386	-
Receivable from affiliates	-	1,601,850
Prepaid expenses and other current assets	588,828	292,226
Total current assets	3,499,760	8,036,552
Property and equipment - net	135,561	182,822
TOTAL ASSETS	$3,635,321	$8,219,374
LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,584,095	$1,987,578
Accrued compensation	480,321	1,394,167
Accrued expenses	1,208,853	784,689
Payable to affiliates	5,982,784	-
Income tax payable	26,123	56,527
Current portion of revenue share payable	111,980	150,610
Deferred rent	50,339	11,392
Capital lease payable	-	18,367
Total current liabilities	9,444,495	4,403,330
Revenue share payable, less current portion	20,933	437,246
Deferred rent, less current portion	68,439	118,778
Total liabilities	$9,533,867	$4,959,354
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ (DEFICIENCY) EQUITY
Common stock	1	1
Additional paid-in capital	42,498	42,498
Retained (deficit) earnings	(5,941,045)	3,217,521
Total stockholders’ (deficiency) equity	(5,898,546)	3,260,020
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY	$3,635,321	$8,219,374

See accompanying notes to consolidated financial statements.

2

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
NET REVENUE	$12,250,751	$18,308,559
OPERATING EXPENSES:
Direct operating costs	13,827,864	12,028,757
General and administrative	7,856,875	15,095,200
Depreciation and amortization	82,115	3,399,613
Software impairment	-	3,101,614
Goodwill impairment	-	21,370,659
Total operating expenses	21,766,854	54,995,843
OPERATING LOSS	(9,516,103)	(36,687,284)
OTHER:
Interest income (expense)	855	(11,336)
Other income	169,415	142,594
LOSS BEFORE BENEFIT FOR INCOME TAXES	(9,345,833)	(36,556,026)
Benefit for income taxes	(49,791)	(667,785)
NET LOSS	$(9,296,042)	$(35,888,241)

See accompanying notes to consolidated financial statements.

3

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common stock	Additional paid-in capital	Retained earnings (deficit)	Stockholders’ equity (deficiency)

Balance January 1, 2017	$1	$42,498	$39,105,762	$39,148,261
Net loss	-	-	(35,888,241)	(35,888,241)
Balance December 31, 2017 before adoption	1	42,498	3,217,521	3,260,020
Cumulative effect of adopting ASC 606			137,476	137,476
Balance January 1, 2018 after adoption	1	42,498	3,354,997	3,397,496
Net loss	-	-	(9,296,042)	(9,296,042)
Balance December 31, 2018	$1	$42,498	$(5,941,045)	$(5,898,546)

See accompanying notes to consolidated financial statements.

4

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES:
Net loss	$(9,296,042)	$(35,888,241)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	82,115	509,432
Deferred rent	(11,392)	5,397
Amortization of goodwill	-	2,890,181
Goodwill impairment	-	21,370,659
Software impairment	-	3,101,614
Provision for doubtful accounts	1,051,242	901,436
Benefit for deferred income taxes	-	(780,000)
Changes in operating assets and liabilities:
Accounts receivable	(646,883)	(1,100,661)
Contract asset	1,090	-
Prepaid expenses and other current assets	(296,602)	(88,848)
Accounts payable	(403,483)	586,960
Accrued compensation	(913,846)	711,824
Accrued expenses	424,164	(130,908)
Income tax payable	(30,404)	56,527
Revenue share payable	(454,943)	(282,600)
Net cash used in operating activities	(10,494,984)	(8,137,228)
INVESTING ACTIVITIES:
Purchase of equipment and software	(34,854)	(3,119,969)
Net cash used in investing activities	(34,854)	(3,119,969)
FINANCING ACTIVITIES:
Funding (repayments) to affiliates	7,584,634	(1,333,896)
Principal payments on capital lease	(18,367)	(40,064)
Net cash provided by (used in) financing activities	7,566,267	(1,373,960)
NET DECREASE IN CASH	(2,963,571)	(12,631,157)
CASH - Beginning of the year	3,828,564	16,459,721
CASH - End of the year	$864,993	$3,828,564
SUPPLEMENTAL INFORMATION - Cash (refunded) paid during the year for:
Income taxes	$(19,387)	$55,688
Interest	$(855)	$11,336

See accompanying notes to consolidated financial statements.

5

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

1. ORGANIZATION AND BUSINESS

Etransmedia Technology, Inc. (“ETM”) was formed and commenced operations during 2000. Archiivus, LLC (“ARC”), Hart Associates, LLC (“HRT”), Associated Billing Services, LLC (“ABS”), Medi-Claim Services, LLC (“MDS”), Mediigistics, LLC (“MDG”), and DoctorsXL Holdings, LLC (“DXL”), all wholly owned subsidiaries, were acquired by ETM on various dates from May 2004 through December 2014 (collectively, the “Company”). ETM is primarily engaged in providing software and information services for physicians, medical practices and health systems. The Company operates in the states of Connecticut, Massachusetts, New York, North Carolina, Pennsylvania, Ohio, Arizona, and Nevada. ETM is a wholly owned subsidiary of Formativ Health, Inc. (“FHI”) and was acquired by FHI in September 2016.

In April 2019, MTBC-Med, Inc. (“MED”), a Delaware corporation and a subsidiary of MTBC, Inc, entered into an Asset Purchase Agreement (“APA”) with FHI to acquire substantially all of the assets of ETM. The agreement for sale was signed on April 3, 2019, with the transaction being effective as of April 1, 2019. Pursuant to the APA and subject to the conditions set forth therein, MED paid $1.6 million in cash and assumed certain liabilities in connection with the acquisition.

2. LIQUIDITY AND GOING CONCERN

FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the consolidated financial statements are issued.

The consolidated financial statements do not include any adjustments to account for the Company’s inability to continue as a going concern. The APA was effective April 1, 2019, and accordingly the doubts about the Company’s ability to continue as a going concern were alleviated.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly owned subsidiaries.

The consolidated financial statements reflect allocations of direct and indirect expenses related to certain overhead functions that are provided on a centralized basis at the corporate level by FHI. These expenses have been allocated to the Company based on the revenue of the respective entities.

Management believes that the assumptions underlying the consolidated financial statements, including the assumptions regarding the allocation of expenses, are reasonable. Nevertheless, the consolidated financial statements may not include all of the actual expenses that would have been incurred by the Company and may not reflect the Company’s financial position, results of operations and cash flows that would have been reported if the Company had not been wholly owned by FHI during the years presented.

6

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

Basis of Accounting

The accompanying consolidated financial statements include the accounts of ETM and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of property and equipment; (3) allowance for doubtful accounts; (4) amortization lives of intangible assets; and (5) fair value of identifiable purchased tangible and intangible assets. Actual results could significantly differ from those estimates.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, the Company has bank deposits in excess of the amounts insured by the FDIC.

Accounts Receivable

Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the consolidated balance sheets net of allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 to 90 days. Interest is not charged on any past due accounts.

Property and Equipment

Property and equipment are reported at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations.

The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	5-7 years
Computer equipment	2-5 years
Software	3 years

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Evaluation of Long-Lived Assets

The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

7

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

There was approximately a $3.1 million of impairment of long-lived assets during the year ended December 31, 2017. There was no impairment of long-lived assets during the year ended December 31, 2018.

Goodwill

The Company adopted ASU 2014-02, “Intangibles – Goodwill and Other: Accounting for Goodwill” as of and for the fiscal year ended December 31, 2018 and 2017, which provides an accounting alternative for the measurement of goodwill, and allows goodwill to be amortized upon adoption prospectively on a straight-line basis over a life of 10 years, or less than 10 years if appropriate. The Company has made a determination that the appropriate useful life of goodwill is 10 years.

The Company reviews goodwill for impairment annually. The Company assesses qualitative factors, such as macroeconomic conditions, industry and market conditions, overall financial performance and other relevant events, such as changes in management, key personnel, strategy or customers, at the consolidated level. Management has elected to test goodwill impairment at the consolidated level rather than the reporting unit (wholly owned subsidiary) level as business operations have been integrated to synergize prior acquisitions such that the fair value of the Company should be considered as a whole when assessing goodwill impairment.

If the Company determines that it is more likely than not (that is, a likelihood of more than 50%) that its consolidated fair value is less than its carrying amount, including goodwill, it will perform the following to determine impairment, if any exists.

In accordance with ASU 2017-04, Intangibles – Goodwill and Other: Simplifying the Accounting for Goodwill Impairment, the Company compares its consolidated fair value to its carrying value. If its consolidated fair value exceeds the carrying value of its net assets, goodwill is not considered impaired. If the carrying value exceeds its fair value, the Company must analyze the fair value of its consolidated goodwill relative to its carrying value. If its carrying value exceeds its fair value, an impairment loss is recorded to write goodwill down to fair value.

Determining the fair value at the consolidated level involves the use of significant estimates and assumptions. These estimates and assumptions include projected revenue growth rates, operating margins, capital expenditures and related depreciation to calculate estimated cash flows.

Due to the operating losses incurred and loss of customers in 2017, the Company determined that its goodwill was fully impaired and recorded a full impairment adjustment for the year ended December 31, 2017. The impairment adjustment amounted to approximately $21 million for the year ended December 31, 2017 and is included in goodwill impairment in the consolidated statement of operations.

Deferred Rent

Deferred rent consists of rent escalation payment terms related to the Company’s operating leases for its facilities. Deferred rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including any construction period. The excess of the difference between actual operating lease payments due and straight-line rent expense is recorded as a deferred credit in the early periods of the lease when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

Income Taxes

The Company files consolidated federal and state income tax returns as well as separate state returns, as appropriate, for each reporting entity. Prior to the year ended December 31, 2017, the Company filed income tax returns on a fiscal year basis with a fiscal year ending May 31st. Income tax returns filed in the calendar year 2017 included those filed for the tax year ending May 31, 2017, as well as returns for the short period June 1, 2017 through December 31, 2017, when the Company adopted a calendar year-end.

8

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

The Company records income taxes under the asset and liability method. Deferred tax assets and liabilities reflect our estimates of the future tax consequences of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases, including operating losses and tax credit carryforwards. The Company determines deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. The Company periodically evaluates deferred tax assets, net operating loss carryforwards and tax credit carryforwards to determine their recoverability based primarily on the Company’s ability to generate future taxable income. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

Under the asset and liability method, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The ultimate resolution of these tax positions may be greater or less than the liabilities recorded. The Company recognizes estimated future interest and penalties related to unrecognized tax positions, if any, as income tax expense in the consolidated statement of operations.

The Company is currently subject to audit in various jurisdictions, and these jurisdictions may assess additional income tax liabilities against the Company. Developments in an audit, litigation, or in applicable laws, regulations, administrative practices, principles, and interpretations could have a material effect on the Company’s consolidated operating results or cash flows in the period or periods in which such developments occur, as well as for prior and in subsequent periods.

Revenue Share Payable

In connection with previous acquisitions, the Company entered into agreements with certain of the sellers that provide payments to those sellers, which are contingent upon sales to certain customers that were acquired as part of the acquisitions. The terms of these agreements extend through 2020.

Revenue Recognition

The principal source of revenues is fees charged to clients based on a percentage of net collections of the client’s accounts receivable. The business typically receives payment from the client within 30-60 days of billing. The fees vary depending on specialty, size of practice, payer mix, and complexity of the billing. The Company also receives revenue from its transcription and credentialing services which are considered ancillary services.

For the year 2017, the Company recognized revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured and the amount of fees to be paid by the customer is fixed or determinable. The Company bills its customers on a monthly basis, in arrears. Fees charged to customers for the services provided are typically based on a percentage of net collections on the clients’ accounts receivable. For 2017, the Company did not recognize revenue for service fees until the Company had received notification that a claim had been accepted and the amount which the physician will collect is determined, as the fees are not fixed and determinable until such time.

On January 1, 2018, the Company adopted Accounting Standards Codification, “Revenue from Contracts with Customers,” (“ASC 606”) using the modified retrospective method as applied to certain medical billing services that were in process as of January 1, 2018. As a result, financial information for reporting periods beginning on or after January 1, 2018, are presented in accordance with ASC 606. Comparative financial information for reporting periods beginning prior to January 1, 2018, have not been adjusted and continues to be reported in accordance with the Company’s revenue recognition policies prior to the adoption of ASC 606. The Company recorded a cumulative adjustment related to the adoption of ASC 606 of approximately $137,000. The primary impact of adopting ASC 606 was to accelerate the timing of revenue on certain medical billing services provided to customers.

9

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

Beginning January 1, 2018, revenue is recognized as the performance obligations are satisfied over time.

All of the Company’s revenue arrangements are based on contracts with customers. Most of the Company’s contracts with customers contain single performance obligations, although certain contracts do contain multiple performance obligations where the Company performs more than one service for the same customer. The Company accounts for individual performance obligations separately if they are distinct within the context of the contract. For contracts where the Company provides multiple services such as where the Company performs multiple ancillary services, each service represents its own performance obligation. Selling or transaction prices are based on the contractual price for the service.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when we satisfy a performance obligation.

Although the Company believes its approach to estimates and judgments is reasonable, actual results could differ, and the Company may be exposed to increases or decreases in revenue that could be material. The Company’s estimates of variable consideration may prove to be inaccurate, in which case we may have understated or overstated the revenue recognized in a reporting period. The amount of variable consideration recognized to date that remains subject to estimation is included within the contract asset within the consolidated balance sheet.

Payment of invoices is due as specified in the underlying customer agreement which occurs on the date of transfer of control of the services to the customer. Since payment terms are less than a year, the Company has elected the practical expedient and does not assess whether a customer contract has a significant financing component.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

Direct Operating Costs

Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred.

Depreciation and amortization have not been allocated and are presented separately in the consolidated statements of operations.

Accounting Updates Not Yet Effective

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (the “FASB”) in the form of accounting standard updates (“ASUs”) to the FASB’s Accounting Standards Codification (“ASC”). The Company considered the applicability and impact of all ASUs. ASUs not mentioned below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position or results of operations.

10

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

In February 2016, the FASB issued ASU 2016-02 (Leases (“Topic 842”)) and its subsequent amendments to the initial guidance within ASU 2018-01, ASU 2018-10, ASU 2018-11 and ASU 2018-20, respectively (collectively, Topic 842). Topic 842 requires lessees to recognize a right-of-use asset and a lease liability on their balance sheet for virtually all of their leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments and the right-of-use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. For income statement purposes, this standard retains a dual model similar to ASC 840, requiring leases to be classified as either operating or finance. For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840) while finance leases will result in a front-loaded expense pattern (similar to current accounting by lessees for capital leases under ASC 840). While this standard maintains similar accounting for lessors as under ASC 840, this standard reflects updates to, among other things, align with certain changes to the lessee model. Topic 842 includes a number of optional practical expedients that we may elect to apply. Expanded disclosures with additional qualitative and quantitative information will also be required. This standard will be effective for the Company for annual and interim reporting periods beginning on or after December 15, 2019, and early adoption is permitted. The Company plans to adopt ASC 842 as of January 1, 2019. The Company believes the adoption of this standard will have a significant impact on its consolidated balance sheets. However, the Company does not expect the adoption to change the recognition, measurement or presentation of lease expense within its consolidated statements of operations or the consolidated statements of cash flows. The Company currently expects that most of its operating lease commitments will be subject to the new standard and recognized as operating lease liabilities and right-of-use assets upon adoption of the standard, which will increase total assets and total liabilities that the Company will report relative to such amounts prior to adoption. Information about the Company’s undiscounted future lease payments and the timing of those payments is in Note 10, Commitment and Contingencies.

Subsequent Events

In accordance with generally accepted accounting principles, the Company has evaluated subsequent events between the balance sheet date of December 31, 2018 and May 31, 2019, the date the consolidated financial statements were available to be issued.

4. PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31 is as follows:

	December 31,	December 31,
	2018	2017
Equipment	$617,488	$618,447
Software	644,197	787,311
Furniture and fixtures	274,664	274,957
Leasehold improvements	66,620	51,860
Total property and equipment	1,602,969	1,732,575
Less: Accumulated depreciation and amortization	(1,467,408)	(1,549,753)
Property and equipment – net	$135,561	$182,822

5. GOODWILL

Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. The following is the summary of changes to the carrying amount of goodwill for the years ended December 31, 2018 and 2017.

	December 31,	December 31,
	2018	2017
Beginning balance	$-	$28,691,552
Accumulated amortization	-	(7,321,193)
Impairment	-	(21,370,359)
Ending balance	$-	$-

11

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

There was no amortization expense recorded for the year ended December 31, 2018. Amortization expense was approximately $2,890,000 for the year ended December 31, 2017.

6. REVENUE

Beginning January 2018, the Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the modified retrospective method. All revenue is recognized as performance obligations are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under ASC 606. Under the new standard, the Company recognizes revenue when the revenue cycle management services begin on the medical billing claims, which is generally upon receipt of the claim from the provider. For revenue cycle management services, the Company estimates the value of the consideration it will earn over the remaining contractual period as services are provided and recognizes the fees over the term; this estimation involves predicting the amounts the Company’s clients will ultimately collect associated with the services they provided. Certain significant estimates, such as payment-to-charge ratios, effective billing rates and the estimated contractual payment periods are required to measure revenue cycle management revenue under the new standard. The timing of the revenue recognition of the Company’s other revenue streams were not materially impacted by the adoption of ASC 606.

Most of the Company’s current contracts with customers contain a single performance obligation. For contracts that provide multiple services, such as where the Company performs multiple ancillary services, each service represents its own performance obligation. Selling prices are based on the contractual price for the service.

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and use estimates and assumptions when accounting for those portfolios. The Company’s contracts generally include standard commercial payment terms. The Company has no significant obligations for refunds, warranties or similar obligations and its revenue does not include taxes collected from customers.

Disaggregation of Revenue from Contracts with Customers:

The Company derives revenue from three primary sources: revenue cycle management services, ancillary services and reimbursement and other revenue.

The following table represents a disaggregation of revenue for the years ended December 31, 2018 and 2017:

	Years Ended December 31
	2018	2017
Revenue cycle management services	$9,504,430	$15,519,107
Ancillary services	2,472,297	2,330,170
Reimbursement and other revenue	274,024	459,282
Total	$12,250,751	$18,308,559

Revenue cycle management services:

Revenue cycle management services are the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. ETM typically invoices customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The services include use of practice management software and related tools (on a software-as-a-service (“SaaS”) basis) and medical billing services. The Company considers these services to be one performance obligation since the promises are not distinct in the context of the contract. The performance obligation consists of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to its customers.

12

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

In many cases, the Company’s clients may terminate their agreements with 90 days’ notice without cause, thereby limiting the term in which the Company has enforceable rights and obligations, although this time period can vary between clients. The Company’s payment terms are normally net 30 days. Although contracts typically have stated terms of one or more years, under ASC 606 the Company’s contracts are considered month-to-month and accordingly, there is no financing component.

For the majority of the Company’s revenue cycle management contracts, the total transaction price is variable because the Company’s obligation is to process an unknown quantity of claims, as and when requested by the customers over the contract period. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, the Company includes variable consideration in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with variable consideration is subsequently resolved. Estimates to determine variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date. Revenue is recognized over the performance period using the input method.

Other revenue streams:

Ancillary services represent services such as document management services, coding and transcription that are rendered in connection with the delivery of revenue cycle management and related medical credentialing services. The Company invoices customers monthly, based on the actual amount of services performed at the agreed upon rate in the contract. These services are only offered to revenue cycle management customers. These services do not represent a material right because the services are optional to the customer and customers electing these services are charged the same price for those services as if they were on a standalone basis. Each individual coding, credentialing or transcription transaction processed represents a performance obligation, which is satisfied over time as that individual service is rendered.

Reimbursement and other revenue are related to expenses paid by the Company for its customers. The Company passes these expenses on to its customers at cost.

For all of the above revenue streams, revenue is recognized over time, which is typically one month or less, which closely matches the point in time that the customer simultaneously receives and consumes the benefits provided by the Company. Each service is substantially the same and has the same periodic pattern of transfer to the customer. Each of the services provided above is considered a separate performance obligation.

Information about contract balances:

Accounts receivable are shown separately at their net realizable value in the Consolidated Balance Sheets. Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset results from the Company’s medical billing services and is due to the timing of revenue recognition, submission of claims from the Company’s customers and payments from the insurance providers. The contract asset includes the Company’s right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. The contract asset was approximately $136,000 as of December 31, 2018. Changes in the contract asset are recorded as adjustments to net revenues and primary result from providing services to customers that result in additional consideration and are offset by the Company’s right to payment for services becoming unconditional.

13

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

7. PROFIT SHARING PLANS

On January 1, 2015, the Etransmedia Technology, Inc. 401(k) Plan (the “ETM Plan”) was established. Participating employees may make pre-tax contributions to their 401(k) accounts, via salary deferrals, up to limits prescribed in the Internal Revenue Code. The Company makes a matching contribution equal to 40% of the employee’s elective deferrals not to exceed 2% of an employee’s eligible earnings.

The Company made $107,332 and $81,686 in matching contributions to the ETM Plan for the years ended December 31, 2018 and 2017, respectively.

There is a separate 401(k) plan for HRT whereas the Company makes a safe harbor matching contribution equal to 100% of the employee’s salary deferrals that do not exceed 4% of an employee’s eligible earnings. The Company made $12,262 and $25,527 in safe harbor contributions to the HRT plan for the years ended December 31, 2018 and 2017, respectively.

8. STOCKHOLDERS’ EQUITY

Voting Common Stock

The Company has 180,000 authorized shares of Class A common stock, par value $0.001 per share, of which 1,012 shares are issued and outstanding at December 31, 2018 and 2017.

9. INCOME TAXES

Details of the Company’s provision (benefit) for income taxes for the years ended December 31, 2018 and 2017, are as follows:

	December 31,	December 31,
	2018	2017
Current:
State	$(49,791)	$112,215
Federal	-	-
Total Current	(49,791)	112,215
Deferred:
State	-	-
Federal	-	(780,000)
Total Deferred	-	(780,000)
Total income tax benefit	$(49,791)	$(667,785)

There were no uncertain tax positions as of December 31, 2018 or December 31, 2017. There were no accrued interest or penalties recognized in the consolidated balance sheets as of December 31, 2018 and December 31, 2017.

The actual tax expense differs from the “expected” tax expense (computed by applying the federal corporation tax rates to earnings (loss) before income taxes) due to the following:

	2018	2017
Federal statutory tax rate	21.0%	35.0%
Change in valuation allowance	(20.9)%	(19.6)%
Change in federal statutory rate, TCJA	0.0%	(12.8)%
State income taxes, net of federal benefit	0.0%	(0.6)%
Other, net	(0.1)%	(0.2)%
Tax rate	0.0%	(1.8)%

14

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted. Among other changes, the Act reduces the U.S. statutory corporate tax rate from 35 percent to 21 percent. As a result of the Tax Act, and pursuant to ASC 740 guidelines, impacts of legislative changes to deferred taxes are recorded in the period of enactment. Accordingly, the Company has adjusted the deferred income tax balances as of December 22, 2017 to reflect the reduced rate that will apply in future periods when these deferred tax assets and liabilities will be realized. The Company recorded a $4.7 million adjustment with a corresponding full valuation allowance adjustment to our net deferred tax liabilities for the impact of the 2017 Tax Act.

Deferred tax assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates. Temporary differences, net operating loss carryforwards and tax credit carryforwards that give rise to deferred tax assets and liabilities are summarized as follows as of December 31:

	2018	2017
Provision for doubtful accounts	$474,530	$477,852
Property and equipment, net	(25,321)	(36,035)
Goodwill and other intangibles, net	2,775,316	3,111,475
Accrued compensation	47,571	293,193
Deferred rent	27,141	29,744
Net operating loss	6,765,798	4,043,158
Research and development tax credit	96,974	96,974
Alternative minimum tax credit	28,294	28,294
	10,190,303	8,044,655
Valuation allowance	(10,190,303)	(8,044,655)
Net deferred tax assets	$-	$-

At December 31, 2018, the Company has unused Federal net operating loss carryforwards of approximately $28.5 million. Of these, approximately $62,000 will expire in the year 2022, with the remainder expiring through 2037. Net operating losses incurred after January 1, 2019 have no expiration. The Company’s and/or its subsidiaries’ ability to utilize their net operating loss carryforwards may be significantly limited by IRC Section 382, if the Company or any of its subsidiaries undergoes an “ownership change” as a result of changes in the ownership of the Company’s or its subsidiaries’ outstanding stock.

As of December 31, 2018, the Company has approximately $97,000 of research and development tax credit carry forwards, which if not utilized, will begin to expire in 2030, and approximately $27,000 of alternative minimum tax credit carry forwards, which have no expiration date.

15

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2018. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth.

On the basis of this evaluation, as of December 31, 2018 and 2017, a full valuation allowance of approximately $10.2 million has been recorded, as management does not foresee the deferred tax asset of approximately $10.2 million to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

Activity in the valuation allowance for deferred tax assets is as follows as of December 31:

	2018	2017
Valuation allowance, beginning of year	$8,044,655	$-
Change in federal statutory tax rate	-	(4,587,867)
Provision for doubtful accounts	(3,322)	770,628
Property and equipment, net	10,715	(58,114)
Goodwill and other intangibles, net	(336,160)	5,017,849
Accrued compensation	(245,622)	472,830
Deferred rent	(2,603)	47,968
Net operating loss	2,722,640	6,256,093
Research and development tax credit	-	96,974
Alternative minimum tax credit	-	28,294
Valuation allowance, end of year	$10,190,303	$8,044,655

The Company files income tax returns in the U.S. federal jurisdiction, various states, and local jurisdictions. The Company is no longer subject to U.S. federal jurisdiction income tax examinations by tax authorities for the years before May 31, 2015. With few exceptions, the Company is no longer subject to U.S. state or local jurisdiction income tax examinations by tax authorities for years before May 31, 2014.

10. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company is subject to litigation which is not expected to have any material impact on the consolidated financial position or liquidity of the Company. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, other than those that have been accrued in the consolidated financial statements.

16

ETRANSMEDIA TECHNOLOGY, INC.

AND ITS WHOLLY OWNED SUBSIDIARIES

Notes to Consolidated Financial Statements--Continued

As of and for the years ended December 31, 2018 and 2017

Operating Lease Obligations

The Company has lease agreements for 3 office spaces located in the United States. The current leases require monthly payments ranging from approximately $6,300 to $16,000 and expire between September 30, 2019 and June 30, 2022. Expenses for these leases totaled approximately $254,000 and $340,000 for the years ended December 31, 2018 and 2017, respectively.

A summary of the Company’s future minimum operating lease obligations for office facilities which are non-cancellable as of December 31, 2018 is as follows:

For the Years Ending December 31,	Total
2019	$450,376
2020	459,534
2021	439,275
2022	101,625
Total	$1,450,810

11. RELATED PARTIES

The Company received approximately $7.6 million of funding from FHI during the year ended December 31, 2018. FHI also provided administrative and accounting support to the Company and to its other operations, which costs have been allocated on the basis of revenue of the respective entities.

12. SUBSEQUENT EVENT

Effective April 1, 2019, substantially all the assets of the Company were purchased by MED for $1.6 million plus the assumption of certain liabilities as specified in the APA.

17